UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 2, 2012

Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(Address of principal executive office, including zip code)

(407) 382-4003

(Registrant’s telephone number, including area code)

LightPath Technologies, Inc.

Form 8-K

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On February 2, 2012, LightPath Technologies, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”).  A total of 9,761,129 shares of common stock were issued and outstanding as of the record date of the Meeting, December 12, 2011, and a total of 6,665,301 shares were present or represented by proxy and voted at the Meeting, constituting a quorum.  The following proposals were voted on at the Meeting, as described in greater detail in the Company’s Definitive Schedule 14A Proxy Statement filed with the SEC on December 16, 2011 (the “Proxy”):

1. The election of Class III directors to hold office for a three year term and until their respective successors have been elected and qualified, or until their earlier resignation or removal; and

2. The ratification of the selection of Cross, Fernandez & Riley as independent public accountant.

The final results of such voting are as follows:

	For	Against	Abstain
Proposal 1 – Election of Class III directors
a) Louis Leeburg	3,669,325	-	57,027
b) Gary Silverman	3,667,666	-	58,686

Pro Proposal 2 – Ratification of Cross, Fernandez & Riley as Independent Accountant	6,631,197	26,880	7,224

For Proposal 1, Mr. Leeburg and Mr. Silverman were duly elected to the Board of Directors by at least a plurality of the votes cast. For Proposal 2, the Board of Director’s selection of Cross, Fernandez & Riley, LLP as the Company’s independent public accountant was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: February 2, 2012	By:	/s/ Dorothy M. Cipolla
Dorothy M. Cipolla, CFO